UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2017

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	001-33177	22-1897375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3499 Route 9N, Suite 3D, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On October 2, 2017, the Board of Directors of Monmouth Real Estate Investment Corporation (the “Company”) approved a 6.25% increase in the Company’s quarterly common stock dividend, raising it to $0.17 per share from $0.16 per share. This dividend increase represents an annualized dividend rate of $0.68 per share.

On October 2, 2017, the Company’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.17 per share, payable December 15, 2017, to shareholders of record at the close of business on November 15, 2017.

On October 2, 2017, the Company’s Board of Directors also declared a quarterly cash dividend on the Company’s 6.125% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) of $0.3828125 per share, payable December 15, 2017, to shareholders of record as of the close of business on November 15, 2017. Dividends on the Series C Preferred Stock are cumulative and payable quarterly at an annual rate of $1.53125.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated October 2, 2017

99.2	Press Release, dated October 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By:	/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial and Accounting Officer

Date October 2, 2017